                                                                   EXHIBIT 10.32

                           EXCLUSIVE LICENSE AGREEMENT

        This Exclusive License Agreement (the "Agreement") is entered into as of November 26, 2002 (the "Effective Date") by and between Matrix Technologies Corporation, d/b/a Apogent Discoveries, a Delaware corporation, having a principal place of business at 22 Friars Drive, Hudson, New Hampshire, 03051 ("APOGENT"), and EXACT Sciences Corporation, a Delaware corporation having a principal place of business at 63 Great Road, Maynard, Massachusetts 01754 ("EXACT").

        In consideration of the mutual promises and conditions contained in this Agreement, APOGENT and EXACT agree as follows:

                             ARTICLE 1 - DEFINITIONS

1.1 "Affiliate" shall mean any company, corporation or other business entity that is controlled by, controlling, or under common control with the subject company, corporation or other business. For this purpose "control" means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of the company, corporation or other business or having the right to direct, appoint or remove a majority of members of its board of directors (or their equivalents) or having the power to control the general management of the company, corporation or other business, by law or contract.

1.2 "APOGENT Technology" shall mean APOGENT's proprietary acrydite chemistry technology described and claimed in the Licensed Patents. APOGENT Technology expressly includes the Licensed Patents, Licensed Products, and the Licensed Process.

1.3 "EXACT Inventions" shall mean (a) all inventions, and all modifications, enhancements, changes, or improvements to APOGENT Technology that are conceived or reduced to practice solely by EXACT in the course of performing under this Agreement.

1.4 "EXACT Net Revenues" shall mean [CONFIDENTIAL TREATMENT REQUESTED]/*/ other than revenues received by EXACT from a Sublicensee, from [CONFIDENTIAL TREATMENT REQUESTED]/*/

1.5     "Exclusive Field" shall mean [CONFIDENTIAL TREATMENT REQUESTED]/*/

1.6 "Non-Exclusive Field" shall mean any field, other than the Exclusive Field, in which [CONFIDENTIAL TREATMENT REQUESTED]/*/ is employed.

1.7 [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall mean EXACT's proprietary [CONFIDENTIAL TREATMENT REQUESTED]/*/ technology [CONFIDENTIAL TREATMENT REQUESTED]/*/as disclosed in the U.S. patents and applications identified in Exhibit 1, all extensions thereof, and all reissue, reexamination, continuation, continuation-in-part, divisional, and foreign patents relating thereto.

1.8 "Licensed Patents" shall mean, individually and collectively, (i) the U.S. patent(s) identified on Exhibit 2, attached hereto, and any reissues, reexaminations, and extensions thereof, and all foreign patents or applications corresponding to any of the foregoing; (ii) the U.S. patent applications identified on Exhibit 2, and all foreign patents or applications corresponding thereto; (iii) all non-provisional, continuation, continuation-in part, divisional and foreign applications that claim the priority, either directly or indirectly, to any Licensed Patents described in subsection (i) or (ii) above; and (iv) all United States and foreign patents issued on the Licensed Patents described in subsection (ii) or (iii) above, and all reissues, reexaminations and extensions thereof.

1.9 "Licensed Process" shall mean a process that, but for this license Agreement, would infringe a valid and enforceable claim in the Licensed Patents.

1.10 "Licensed Product" shall mean any product that is manufactured in reliance on the Licensed Process and that, but for this license Agreement, would infringe a valid and enforceable claim in the Licensed Patents.

1.11 "Party" or "Parties" shall mean APOGENT and/or EXACT, as the context requires.

1.12 "Result" means a test result per single patient derived from the use of a Licensed Product or the application of a Licensed Process. In determining the number of "Results" that are comprised in a kit that includes one or more Licensed Products or is to be used as part of a Licensed Process, the Results for purposes of this Agreement shall be that number of results or patient applications specified in the product labeling or inserts for such kit.

1.13 "Sublicensee" shall mean any entity to which EXACT has granted a sublicense of some or all of the rights conveyed to EXACT under this Agreement.

1.14    "Sublicensee Net Revenues" shall mean [CONFIDENTIAL TREATMENT
        REQUESTED]/*/

                    ARTICLE 2 - GRANT OF LICENSES; OWNERSHIP

2.1 EXCLUSIVE LICENSE GRANT. Subject to the terms and conditions of this Agreement, APOGENT grants to EXACT an exclusive, worldwide, royalty-bearing license under the Licensed Patents in the Exclusive Field, for use , to make, have made, use, offer to sell, sell and import Licensed Products and Licensed Processes. This license granted hereunder shall be exclusive, even as to APOGENT, within the Exclusive Field during the Term of this Agreement and shall include the right to sublicense as herein provided. This exclusive license may be converted to a non-exclusive license in accordance with Section 9.1 hereof.

2.2 NON-EXCLUSIVE LICENSE GRANT. Subject to the terms and conditions of this Agreement, APOGENT grants to EXACT a non-exclusive, worldwide, royalty-bearing license under the Licensed Patents in the Non-Exclusive Field, with the right to sublicense as herein provided to make, have made, use, offer to sell, sell and import Licensed Products or Licensed Processes..

2.3 SUBLICENSING. EXACT shall have the right to sublicense the rights granted in Paragraph 2.1 and Paragraph 2.2 above solely for use with EXACT's [CONFIDENTIAL TREATMENT REQUESTED]/*/ to a Sublicensee, provided however, that no such sublicense shall be effective until the Sublicensee executes a written agreement with respect to which APOGENT is a named third-party beneficiary whereby the Sublicensee is bound, with respect to the license of the Licensed Process and the manufacture and sale of the Licensed Products, to terms that do not materially differ from the terms of this Agreement.

2.4     OWNERSHIP.

        2.4.1 EXACT OWNERSHIP. The Parties hereby acknowledge and agree that EXACT shall own and retain all right, title and interest in and to all EXACT Inventions.

        2.4.2 PRE-EXISTING TECHNOLOGY. All technology and intellectual property rights owned by a Party as of the Effective Date shall remain the property of such Party. Without limiting the foregoing, APOGENT shall be the sole owner of the APOGENT Technology, subject to the license granted hereby and such other licenses as APOGENT may, in its discretion, grant from time to time, and EXACT shall be the sole owner of the [CONFIDENTIAL TREATMENT REQUESTED]/*/ subject to the such licenses as EXACT may, in its discretion, grant from time to time. Neither party shall reverse engineer, copy or use the technology or inventions of the other party except as expressly contemplated by and permitted under this Agreement.

        2.4.3 NO IMPLIED LICENSES. Nothing in this Agreement shall be construed as granting any Party any right or license under any intellectual property rights, trademarks, or service marks of any other Party by implication, estoppel or otherwise, except as expressly provided otherwise in this Agreement.

                              ARTICLE 3 - ROYALTIES

3.1 ROYALTIES. During the Term, EXACT shall pay APOGENT royalties on the sale of the Licensed Process or a Licensed Product on a quarterly basis as follows:

        3.1.1 [CONFIDENTIAL TREATMENT REQUESTED]/*/ of EXACT Net Revenues received by EXACT during the applicable quarter, however, such royalty shall never be less than [CONFIDENTIAL TREATMENT REQUESTED]/*/

        3.1.2 [CONFIDENTIAL TREATMENT REQUESTED]/*/ of each Sublicensee Net Revenues, with respect to which royalties are payable to, and received by EXACT during the applicable quarter, however, such royalty shall never be less than [CONFIDENTIAL TREATMENT REQUESTED]/*/.

        EXACT shall pay royalties due with respect to each calendar quarter hereunder within [CONFIDENTIAL TREATMENT REQUESTED]/*/

3.2 [CONFIDENTIAL TREATMENT REQUESTED]/*/ EXACT shall not be required to [CONFIDENTIAL TREATMENT REQUESTED]/*/. EXACT shall have primary obligation to [CONFIDENTIAL TREATMENT REQUESTED]/*/ however, APOGENT shall have the right to [CONFIDENTIAL TREATMENT REQUESTED]/*/. APOGENT's right to [CONFIDENTIAL TREATMENT REQUESTED]/*/ under this Section 3.2 shall only apply in instances where [CONFIDENTIAL TREATMENT REQUESTED]/*/.

                      ARTICLE 4 - ROYALTY REPORTS; RECORDS

4.1 ROYALTY REPORTS. Within [CONFIDENTIAL TREATMENT REQUESTED]/*/ during the Term, EXACT shall deliver to APOGENT the royalty payment due pursuant to
        Section 3.1 hereof and a corresponding royalty report relating to the preceding calendar quarter. Each report shall include the following:

                (a) Deductions applicable to determining Net Revenues and Sublicensee Net Revenues during the relevant calendar quarter; and

                (b) Total royalties due to APOGENT for the calendar quarter.

                With each report, EXACT shall pay to APOGENT the royalties due and payable for such calendar quarter.

4.2     RECORD KEEPING.

        4.2.1 BOOKS AND RECORDS. EXACT shall keep true books of account in accordance with EXACT's own document retention policies relating to Net Revenues, Sublicensee Net Revenues and Licensed Product use manufacture and sale by EXACT and each Sublicensee. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. EXACT shall keep such records at its principal place of business.

        4.2.2 INSPECTIONS. Upon ten (10) business days' prior written notice to EXACT, APOGENT may, at APOGENT's own expense, have EXACT's books and records inspected by a certified public accountant selected by APOGENT and reasonably acceptable to EXACT. Such inspections shall be during regular business hours and shall not be made more than once each calendar year, except in the case of misreported royalties, Net Revenues or Sublicensee Net Revenues. In conducting inspections under this paragraph 4.2.2, APOGENT's accountant may have access to only those records which are reasonably relevant to calculating royalties owed to APOGENT under Article 3. APOGENT shall bear the cost of any inspection under this Article 4.2.2, unless the inspection shows an underreporting or underpayment by any entity in excess of five percent

                (5%) for any twelve month period, in which case EXACT shall pay the cost of the inspection as well as any additional sum due to APOGENT.

4.3 FORM OF PAYMENTS. EXACT shall make all payments due under this Agreement by check or wire transfer in United States funds.

4.4 CURRENCY CONVERSION. If any currency conversion is required in connection with any payment to APOGENT under this Agreement (for example, with respect to Sublicensee Net Revenues), the conversion will be made at the buying rate for the transfer of such other currency as quoted by THE WALL STREET JOURNAL, Eastern Edition, on the last business day of each calendar quarter in which such payments are accrued.

4.5 INTEREST. Any payment due to APOGENT under this Agreement that is not made when due will accrue interest beginning on the first day following the due date. The interest shall be compounded at the rate of one and one-half percent (1 1/2%) per month, compounded monthly until such overdue payment is received by APOGENT.

                           ARTICLE 5 - CONFIDENTIALITY

5.1 CONFIDENTIAL INFORMATION. During the Term, the Parties may exchange information from time to time that they consider to be confidential. "Confidential Information" hereunder shall, subject to Article 5.3, mean the substance of this Agreement and any information or materials that are disclosed by one Party (the "Discloser") to another Party (the "Recipient") whether orally, visually, or in tangible form, and all copies thereof. Tangible materials that disclose or embody Confidential Information shall be marked by Discloser as "Confidential," "Proprietary" or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by Discloser as confidential at the time of disclosure and reduced to a written summary by Discloser, which shall mark such summary as "Confidential," "Proprietary" or the substantial equivalent thereof, and deliver it to Recipient by the end of the month following the month in which disclosure occurs. Such information shall be treated as Confidential Information pending receipt of such summary.

5.2 TREATMENT OF CONFIDENTIAL INFORMATION. The Recipient of Confidential Information shall employ all reasonable efforts to maintain the secrecy and confidentiality of such Confidential Information, such efforts to be no less than the degree of care employed by the Recipient to preserve and safeguard its own Confidential Information. The information shall not be disclosed or revealed to anyone except employees of the Recipient who have a need to know the information and who have entered into a secrecy agreement with the Recipient under which such employees are required to maintain confidential the proprietary information of the Recipient and such employees shall be advised by the Recipient of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly. Each Sublicensee shall be bound, as a Recipient, not to disclose the Confidential Information of APOGENT, whether such Confidential Information is provided by APOGENT or by EXACT;

        and both the Sublicensee and EXACT shall be jointly and severally liable for any breach of such obligation by the Sublicensee.

5.3 EXCEPTIONS. The Recipient's obligations under this Article 5 shall not extend to any part of the information that:

                (i) can be demonstrated to have been in the public domain or publicly known prior to the date of the disclosure; or

                (ii) can be demonstrated from written records to have been in the Recipient's possession or readily available to the Recipient from another source not under obligation of secrecy to the Discloser prior to the disclosure; or

                (iii) becomes part of the public domain or publicly known other than as a result of any unauthorized act by the Recipient; or

                (iv) is demonstrated from contemporaneous written records to have been developed by or for the Recipient without reference to confidential information disclosed by the Discloser; or

                (v) is required to be disclosed by law, government regulation or court order.

        However, the exception set forth in Section 5.3(v) shall only apply if, prior to making any legally required disclosure of the Discloser's Confidential Information, the Recipient notifies the Discloser and affords the Discloser a reasonable opportunity to defend against or limit such required disclosure.

5.4 INJUNCTION. In view of the difficulties of placing a monetary value on the Confidential Information, the Discloser shall be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent further breach of this Article 5 or further unauthorized use of its Confidential Information. This remedy is separate from any other remedy the Discloser may have.

5.5 TREATMENT UPON TERMINATION OF THE AGREEMENT. Upon the expiration or termination, for any reason, of this Agreement, or upon the demand of the Discloser at any time, Recipient shall return promptly to Discloser or destroy, at Discloser's option, all tangible materials that disclose or embody Confidential Information of the Discloser.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1 APOGENT REPRESENTATIONS AND WARRANTIES. APOGENT hereby represents and warrants to EXACT that:

        6.1.1 APOGENT is a corporation duly organized and validly existing under the name "Matrix Technologies Corporation" in the State of Delaware, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

        6.1.2 This Agreement does not contravene or constitute a default under or violation of any provision of applicable law binding upon APOGENT or any agreement, commitment, instrument or other arrangement to which APOGENT is a party;

        6.1.3 To the knowledge of APOGENT, all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained in connection with entry into this Agreement have been obtained;

        6.1.4 APOGENT is in possession of and has conveyed in this Agreement all rights necessary for EXACT to practice and obtain the full benefit of the licenses granted to EXACT hereunder;

        6.1.5 To the knowledge of APOGENT, the use contemplated by this Agreement of the Licensed Process licensed hereby neither infringes nor violates any patent, copyright, trade secret, trademark or other proprietary right of any third party; and

        6.1.6 To the knowledge of APOGENT, there is no reason that the Licensed Patents are invalid or unenforceable

6.2 EXACT REPRESENTATIONS AND WARRANTIES. EXACT hereby represents and warrants to APOGENT that:

        6.2.1 EXACT is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and

        6.2.2 This Agreement does not contravene or constitute a default or violation of any provision of applicable law binding upon EXACT or any agreement, commitment or instrument to which EXACT is a party.

                           ARTICLE 7 - INDEMNIFICATION

7.1 INDEMNITY BY APOGENT. APOGENT shall indemnify, hold harmless and defend EXACT from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) incurred by or imposed upon EXACT in connection with any claims, suits, actions, demands, proceedings, causes of action or judgments resulting from or arising out of [CONFIDENTIAL TREATMENT REQUESTED]/*/. EXACT shall promptly notify APOGENT of any such claim(s) of which EXACT is aware. APOGENT [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall [CONFIDENTIAL TREATMENT REQUESTED]/*/ provided, however, that EXACT shall have the right to [CONFIDENTIAL TREATMENT REQUESTED]/*/. In addition, EXACT shall have the right to [CONFIDENTIAL TREATMENT REQUESTED]/*/. EXACT agrees to provide APOGENT with [CONFIDENTIAL TREATMENT

        REQUESTED]/*/. In the event a third-party asserts a claim for which EXACT may seek indemnification under this Section 7.1, APOGENT shall have the right to [CONFIDENTIAL TREATMENT REQUESTED]/*/. Further, APOGENT shall have no obligation to [CONFIDENTIAL TREATMENT REQUESTED]/*/. The obligation of APOGENT to [CONFIDENTIAL TREATMENT REQUESTED]/*/.

7.2 INDEMNITY BY EXACT. EXACT shall indemnify, hold harmless and defend APOGENT from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) incurred by or imposed upon APOGENT in connection with any claims, suits, actions, demands, proceedings, causes of action or judgments resulting from or arising out of [CONFIDENTIAL TREATMENT REQUESTED]/*/. APOGENT shall promptly notify EXACT of any such claim(s) of which APOGENT is aware. EXACT [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall [CONFIDENTIAL TREATMENT REQUESTED]/*/ provided, however, that APOGENT shall have the right to [CONFIDENTIAL TREATMENT REQUESTED]/*/. In addition, APOGENT shall have the right to [CONFIDENTIAL TREATMENT REQUESTED]/*/ APOGENT agrees to provide EXACT with [CONFIDENTIAL TREATMENT REQUESTED]/*/.

                      ARTICLE 8 - DISCLAIMER OF WARRANTIES

8.1 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO THE LICENSED PRODUCTS AND DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

8.2 LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO MATTERS ARISING UNDER OR CONTEMPLATED BY THIS AGREEMENT FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES OF WHATEVER KIND AND HOWEVER CAUSED (INCLUDING WITHOUT LIMITATION, DAMAGES FOR INTERRUPTION OF BUSINESS, PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                       ARTICLE 9 - TECHNOLOGY EXCLUSIVITY

9.1 USE AND SUBLICENSING IN CONNECTION WITH [CONFIDENTIAL TREATMENT REQUESTED]/*/ Commencing on the date on which any Result is first obtained for cash consideration and continuing throughout the Term , EXACT shall not

        [CONFIDENTIAL TREATMENT REQUESTED]/*/ without relying on the Licensed Process. However, if EXACT [CONFIDENTIAL TREATMENT REQUESTED]/*/ then the exclusive license granted pursuant to Section 2.1 shall be converted to a non-exclusive license. Similarly, commencing on the date on which any Result is first obtained for cash consideration and continuing throughout the Term, EXACT shall not [CONFIDENTIAL TREATMENT REQUESTED]/*/ without also requiring such third-party to become a Sublicensee hereunder and license the Licensed Process on terms that do not materially differ from the terms of this Agreement.

                        ARTICLE 10 - TERM AND TERMINATION

10.1 TERM. This Agreement shall commence on the Effective Date and shall remain effective for a period of [CONFIDENTIAL TREATMENT REQUESTED]/*/ unless earlier terminated as provided by this Agreement (the "Term"). This Agreement shall automatically be renewed for two successive periods of five years each (such renewal period also part of the "Term"), unless at least six months prior to the expiration of the then current Term or renewal Term, EXACT notifies APOGENT in writing of its desire to terminate this Agreement at the end of the then current Term or renewal Term. Thereafter, this Agreement shall automatically be renewed for a successive periods of one year each (each such renewal period also part of the "Term"), unless at least six months prior to the expiration of the then current renewal Term, one party notifies the other in writing of its desire to terminate this Agreement at the end of the then current Term.

10.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement if the other Party materially breaches its obligations hereunder, and such breach is not cured within sixty (60) days after written noticed thereof to such other Party.

10.3 EFFECT OF TERMINATION. Upon early termination of this Agreement for any reason, EXACT shall notify each Sublicensee of the termination and APOGENT shall have the right, upon the Sublicensee's delivery to APOGENT no later than thirty days after the termination date of a written request for continuation of the Sublicensee's sublicense. Upon receipt of such request and receipt of proof from the Sublicensee, if reasonably requested by APOGENT, of the Sublicensee's ability to pay APOGENT royalties when due, Apogent will continue the Sublicensee's sublicense for the period equal to the shorter of the unexpired term of this Agreement or the unexpired term of the Sublicensee's sublicense from EXACT on condition that such Sublicensee remains in compliance with the terms and conditions of its sublicense agreement, and continues its payment obligations directly to APOGENT.

10.4 SURVIVAL. The following Articles shall survive the termination of this Agreement for any reason: Articles 1, 2.4, 5-8, 10.3, 10.4, 11 and 12.

                         ARTICLE 11 - DISPUTE RESOLUTION

11.1    DISPUTE RESOLUTION. If a dispute arises between the Parties relating to
        (i) the interpretation or performance of the Agreement; or (ii) the grounds for the termination of the Agreement, the Parties agree to convene a Dispute Resolution Committee (the "Committee"), consisting of two EXACT representatives with decision-making authority and two APOGENT representatives with decision-making authority to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. Either Party may request the convening of a Committee by written notice to the other Party. A Committee shall convene for an initial meeting within forty-five (45) days of such written notice. If the Parties have not succeeded in negotiating a resolution of the dispute, within thirty (30) days after the initial meeting of the Committee, the dispute shall be submitted for binding arbitration under the then current Commercial Rules of the American Arbitration Association ("AAA").

11.2 Any arbitration under this Article 11 shall be held in Boston, Massachusetts. The Parties shall select three (3) arbitrators from a list of seven (7) arbitrators provided by the AAA. The Parties shall bear the costs of the arbitration equally unless the arbitrators, pursuant to their right, but not their obligation, require the non-prevailing Party to bear all or any unequal portion of the prevailing Party's costs. The arbitrators shall make decisions in accordance with applicable Federal and Massachusetts law and the factual evidence presented. The decision of the arbitrators shall be final and may be sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of the successful Party. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion conferring their decision. The rights and obligations of the Parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall survive the expiration or termination of this Agreement for any reason. Nothing in this Agreement prevents either Party from seeking equitable relief at any time to prevent irreparable harm or for specific enforcement of the terms of this Agreement, except that no equitable relief shall be sought to prevent or avoid arbitration under the terms of this Agreement.

                           ARTICLE 12 - MISCELLANEOUS

12.1 NOTICES TO APOGENT. Unless otherwise specified in this Agreement, reports, notices and other communications from EXACT to APOGENT as provided hereunder must be sent to:

                Apogent Discoveries
                22 Friars Drive
                Hudson, New Hampshire 03051
                Attention: President

                WITH A COPY TO:

                Apogent Technologies Inc.
                Office of General Counsel
                30 Penhallow Street
                Portsmouth, New Hampshire 03801
        or other individuals or addresses as APOGENT subsequently furnish by written notice to EXACT.

12.2 NOTICES TO EXACT. Unless otherwise specified in this Agreement, reports, notices and other communications from APOGENT to EXACT as provided hereunder must be sent to:


                EXACT Sciences Corporation
                63 Great Road
                Maynard, MA 01754

                With a copy to:
                Thomas C. Meyers
                Testa, Hurwitz & Thibeault, LLP
                125 High Street
                Boston, MA 02110


        or other individuals or addresses as EXACT subsequently furnish by written notice to APOGENT.

12.3 INDEPENDENT CONTRACTORS. The Parties agree that, in the performance of this Agreement, they are and shall be independent contractors. Nothing herein shall be construed to constitute a partnership or joint venture between the Parties nor shall any Party be construed as the agent of any other Party for any purpose whatsoever, and no Party shall bind or attempt to bind any other Party to any contract or the performance of any obligation, or represent to any third party that it has any right to enter into any binding obligation on the other Party's behalf.

12.4 SEVERABILITY. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

12.5 NON-ASSIGNABILITY. Neither this Agreement nor any part of the Agreement is assignable by either Party without the express written consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any of the foregoing, either Party may assign this Agreement and its rights and obligations hereunder, without the consent of the other Party, to an acquirer of all or substantially all of such Party's business or assets, whether by merger, sale, acquisition or other change of control transaction. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

12.6 ENTIRE AGREEMENT. This instrument contains the entire Agreement between the Parties. No verbal agreement, conversation or representation between any officers, agents, or employees of the Parties either before or after the execution of this Agreement may affect or modify any of the terms or obligations herein contained.

12.7 MODIFICATIONS IN WRITING. No change, modification, extension, or waiver of this Agreement, or any of the provisions herein contained is valid unless made in writing and signed by a duly authorized representative of each Party.

12.8 GOVERNING LAW. The validity and interpretation of this Agreement and the legal relations of the Parties to it are governed by the laws of the Commonwealth of Massachusetts without regard to any choice of law principal that would dictate the application of the law of another jurisdiction. The Parties agree that any legal action arising out of or in connection with this Agreement shall be brought in the federal or state courts of Massachusetts, and the Parties irrevocably submit for all purposes to the jurisdiction of each such court.

12.9 CAPTIONS. The captions are provided for convenience and are not to be used in construing this Agreement.

12.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

12.11 FORCE MAJEURE. If either Party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), acts of terrorism, revolution, or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the Parties to resume performance under this Agreement.


IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed in quadruplicate by their duly authorized representatives as of the date first above written.

APOGENT DISCOVERIES                         EXACT SCIENCES CORPORATION


By:   /s/ R. Laurence Keene                 By:  /s/ Jeffrey T. Walsh
     -----------------------------------         -------------------------------

Name: R. Laurence Keene                     Name: Jeffrey T. Walsh
Title: Executive Vice President - Sales     Title: Vice President, Business
                                                     Development

Date:  November 26, 2002                    Date:  November 26, 2002

                                    EXHIBIT 1

                  [CONFIDENTIAL TREATMENT REQUESTED]/*/ PATENTS

United States Patent Application Serial Number [CONFIDENTIAL TREATMENT REQUESTED]/*/
United States Patent Application Serial Number [CONFIDENTIAL TREATMENT REQUESTED]/*/
United States Patent No.[CONFIDENTIAL TREATMENT REQUESTED]/*/ United States Patent Application Serial Number [CONFIDENTIAL TREATMENT REQUESTED]/*/ United States Patent No[CONFIDENTIAL TREATMENT REQUESTED]/*/
United States Patent Application Serial Number [CONFIDENTIAL TREATMENT REQUESTED]/*/
United States Patent Application Serial Number [CONFIDENTIAL TREATMENT REQUESTED]/*/

                                    EXHIBIT 2

                                LICENSED PATENTS

UNITED STATES PATENTS:
---------------------
[CONFIDENTIAL TREATMENT REQUESTED]/*/

and all divisionals, continuations in part, or foreign counter parts thereto, and any and all future patents owned or controlled Apogent, under which Company would require a license to manufacture or use [CONFIDENTIAL TREATMENT REQUESTED]/*/

FOREIGN PATENTS/APPLICATIONS:


[CONFIDENTIAL TREATMENT REQUESTED]/*/